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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York


    We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 16, 2001 relating to the consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, which are contained in that Prospectus, and of our report dated February 16, 2001 relating to the schedule, which is contained in Part II of the Post-Effective Amendment No. 1 to the Registration Statement.



    We also consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement.


                                          /s/ BDO Seidman, LLP
                                          --------------------------------------
                                          BDO SEIDMAN, LLP


New York, New York
April 6, 2001